                                                                Page 1
                               State of Delaware

                        Office of the Secretary of State

                     -------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "YAPALOT COMMUNICATIONS HOLDINGS INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF APRIL, A.D. 2000, AT 4:00 P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.












                                                   /s/ Edward J. Freel
                                [SEAL]       -----------------------------------
                                             Edward J. Freel, Secretary of State


3208131  8100                                      AUTHENTICATION:    0370135

001178315                                                    DATE:    04-10-00

                          CERTIFICATE OF INCORPORATION

                                       OF

                      YAPALOT COMMUNICATIONS HOLDINGS INC.

      1. The name of the corporation is: Yapalot Communications Holdings Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

      4. The total number of shares of stock which the corporation shall have authority to issue is: fifty million (50,000,000) shares $.001 par value per share.

      5. The name and mailing address of each incorporator is as follows:

            NAME                             MAILING ADDRESS
            ----                             ---------------
            Yuval Barzakay          4884 Dufferin Street, Unit 1
                                    Toronto, Ontario M3H 5S8

      The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

            NAME                             MAILING ADDRESS
            ----                             ---------------

      Yuval Barzakay                4884 Dufferin Street, Unit 1
                                    Toronto, Ontario M3H 5S8
      Marilyn Benlolo               4884 Dufferin Street, Unit 1
                                    Toronto, Ontario M3H 5S8

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation and conduct such business in the best interests of the corporation.

      8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 6th day of April, 2000.




                                                     /s/ Yuval Barzakay
                                              ---------------------------------
                                                 Yuval Barzakay, Incorporator